UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/20/2012

LRAD Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24248

Delaware	87-0361799
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

16990 Goldentop Road
San Diego, California 92127
(Address of principal executive offices, including zip code)

858-676-1112
(Registrant’s telephone number, including area code)

15378 Avenue of Science, Ste. 100, San Diego, California 92128

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Director

On August 20, 2012, the Board of Directors of LRAD Corporation (the "Company") increased the size of the Board of Directors to five Directors and appointed George William VanDeWeghe, Jr., as a Director of the Company to fill the vacancy created thereby.

George William "Bill" VanDeWeghe, Jr., age 51, serves as Managing Director of RA Capital Advisors LLC. Mr. VanDeWeghe joined RA Capital Advisors in January 2006. Mr. VanDeWeghe heads RA Capital's defense industry team developing strategies for clients and executing all facets of M&A transactions and financings. Also, since February 2010, he has served as a senior strategic advisor and independent consultant for McKenna Long & Aldridge LP's (MLA) San Diego office. In this capacity, Mr. VanDeWeghe advises and assists companies with corporate matters, business disputes, government contracting and political issues. He also serves as an advisor to BrightScope, Inc., Redhorse Corporation, Project Resources Inc., and ODME Solutions, LLC. Mr. VanDeWeghe was previously a shareholder with the law firm, Klinedinst PC. During the 15 years that he practiced law at Klinedinst PC, he worked with a broad variety of corporations throughout southern California, advising executives and business leaders on numerous issues involving their companies. He served as an artillery officer on active duty in the Army from 1983 to 1987, followed by a position commanding a firing battery in the Virginia National Guard. Mr. VanDeWeghe earned his bachelor's degree at Princeton University, and his law degree at the Marshall-Wythe School of Law at the College of William and Mary.

In addition to his appointment to the Board of the Directors, Mr. VanDeWeghe has been named to the Compensation Committee of the Board of Directors.

There is no arrangement or understanding between the Company and Mr. VanDeWeghe and/or any other persons or entities pursuant to which he was appointed as a director.

Since the beginning of the Company's current 2012 fiscal year, neither Mr. VanDeWeghe nor any immediate family member has been a party to any transaction or currently proposed transaction that is reportable under Item 404(a) of Regulation S-K.

Upon his appointment, Mr. VanDeWeghe received a non-statutory stock option to purchase 50,000 shares of common stock under the Company's 2005 Equity Incentive Plan. This option has an exercise price per share equal to the closing price of the Company's common stock on the date of appointment. The option will have a ten year life subject to continuing service to our company. The option will become exercisable, subject to continuing service as a Director, with respect to 12,500 shares on the one-year anniversary of the date of grant and with respect to an additional 3,125 shares quarterly thereafter, such that the option will be fully vested on the fourth anniversary of the date of grant. Mr. VanDeWeghe will also participate in the Company's standard outside director compensation plan.

On August 21, 2012, the Company issued a press release announcing Mr. VanDeWeghe's appointment to the Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.

99.1        Press Release, dated August 21, 2012, issued by LRAD Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LRAD Corporation

Date: August 21, 2012	By:	/s/ Katherine H. McDermott
Katherine H. McDermott
CFO

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated August 21, 2012